AMENDED AND RESTATED DECLARATION OF TRUST

                                  OF

                 FORTRESS REGISTERED INVESTMENT TRUST

                            March 22, 2000



                                                                       Page

                                 INDEX

               AMENDED AND RESTATED DECLARATION OF TRUST
                                  OF
                 FORTRESS REGISTERED INVESTMENT TRUST

                                                                       Page

ARTICLE I

NAME, INVESTMENT OBJECTIVE AND DEFINITIONS
            Section 1.1   Name, Principal Office and Registered Agent..2
            Section 1.2   Investment Objective.........................2
            Section 1.3   Definitions..................................2

ARTICLE II

TRUSTEES
            Section 2.1   Number of Trustees...........................8
            Section 2.2   Election and Term of Office of Trustees......8
            Section 2.3   Vacancies among Trustees.....................9
            Section 2.4   Effect of Vacancies.........................10
            Section 2.5   Committees..................................10
            Section 2.6   Delegation of Power.........................11
            Section 2.7   Meetings....................................11
            Section 2.8   Officers....................................12

ARTICLE III

POWERS OF TRUSTEES
            Section 3.1   General.....................................12
            Section 3.2   Investments.................................13
            Section 3.3   Certain Restrictions........................15
            Section 3.4   Legal Title.................................15
            Section 3.5   Contracts with Service Providers............16
            Section 3.6   Issuance and Purchase of Securities.........16
            Section 3.7   Collection and Payment......................17
            Section 3.8   Expenses....................................17
            Section 3.9   Manner of Acting; By-Laws...................17
            Section 3.10  Miscellaneous Powers........................18
            Section 3.11  Interested Transactions.....................18

ARTICLE IV

LIMITATIONS OF LIABILITY OF
SHAREHOLDERS, TRUSTEES AND OTHERS

            Section 4.1   No Personal Liability of Shareholders,
                          Trustees, etc...............................20
            Section 4.2   Mandatory Indemnification...................20
            Section 4.3   No Bond Required of Trustees................22
            Section 4.4   No Duty of Investigation, Notice in Trust
                          Instruments, etc............................22
            Section 4.5   Reliance on Experts, etc....................23

ARTICLE V

SHARES OF BENEFICIAL INTEREST
            Section 5.1   Beneficial Interest.........................23
            Section 5.2   Rights of Shareholders......................23
            Section 5.3   Trust Only..................................23
            Section 5.4   Issuance of Shares..........................24
            Section 5.5   Capital Calls...............................24
            Section 5.6   Register of Shares..........................24
            Section 5.7   Transfer of Shares..........................25
            Section 5.8   Notices.....................................26
            Section 5.9   Treasury Shares.............................26
            Section 5.10  Distribution................................26
            Section 5.11  Certain Restrictions on Capital Calls
                          to the Shareholder .........................26
            Section 5.12  Debt Instruments............................26

ARTICLE VI

DETERMINATION OF NET ASSET VALUE
            Section 6.1   Net Asset Value.............................27

ARTICLE VII

LIMITED EXISTENCE; TERMINATION OF
TRUST; AMENDMENT; MERGERS, ETC.
            Section 7.1   Limited Existence...........................27
            Section 7.2   Termination of Trust........................27
            Section 7.3   Amendment Procedure.........................28
            Section 7.4   Merger, Consolidation and Assets............29

ARTICLE VIII

SHAREHOLDERS
            Section 8.1   Meetings of Shareholders....................30
            Section 8.2   Voting......................................30
            Section 8.3   Notice of Meeting and Record Date...........30
            Section 8.4   Quorum and Required Vote....................30
            Section 8.5   Proxies, etc................................31
            Section 8.6   Reports.....................................32
            Section 8.7   Shareholder Action by Written Consent.......32

ARTICLE IX

MISCELLANEOUS

            Section 9.1   Filing......................................32
            Section 9.2   Governing Law...............................32
            Section 9.3   Counterparts................................33
            Section 9.4   Reliance by Third Parties...................33
            Section 9.5   Provisions in Conflict with Law or
                          Regulations.................................33
            Section 9.6   Use of the Name "Fortress"..................34
            Section 9.7   Transaction Origination and Other Fees......34


Appendix A............................................................33
Appendix B............................................................34
Appendix C............................................................37




               AMENDED AND RESTATED DECLARATION OF TRUST

                                  OF

                 FORTRESS REGISTERED INVESTMENT TRUST

                            March 22, 2000


            AMENDED AND RESTATED DECLARATION OF TRUST made as of March 22, 2000, by the undersigned (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, the "Trustees"), and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided;

            WHEREAS, the Trustees desire to establish a business trust under the laws of the State of Delaware for the investment and reinvestment of funds contributed thereto;

            WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

            WHEREAS, the Trustees entered into the Declaration of Trust of Fortress Registered Investment Trust (the "Existing Trust Declaration"), dated as of December 23, 1999; and

            WHEREAS, the Trustees and the other parties hereto have agreed to amend and restate the terms and conditions contained in the Existing Trust Declaration in their entirety as hereinafter set forth.

            NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof and, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, agree as follows:

            I. The Existing Trust Declaration is hereby modified so that all of the terms and conditions of the aforesaid Existing Trust Declaration shall be restated in their entirety as set forth herein.

            II. This Declaration (as hereinafter defined) shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be deemed to be effective as of the date hereof.

            III. Any reference in any other document executed in connection with this Declaration to the Existing Trust Declaration shall be deemed to refer to this Declaration.


                               ARTICLE I

              NAME, INVESTMENT OBJECTIVE AND DEFINITIONS

            Section 1.1 Name, Principal Office and Registered Agent. The name of the trust created hereby is the "Fortress Registered Investment Trust" (the "Trust").

            The post office address of the principal office of the Trust is 1301 Avenue of the Americas, New York, New York 10019.

The name of the registered agent of the Trust in the State of Delaware is The Corporation Trust Company, a Delaware corporation, and the post office address of the registered agent is 1209 Orange Street, Wilmington, Delaware 19801.

            Section 1.2 Investment Objective. The investment objective of the Trust shall be to achieve superior returns by investing in residential and commercial Real Estate-Related Assets. The Trust will comply with the Primary Investment Criteria and, in that regard, will invest in four basic product types: (i) distressed residential and commercial mortgage and real property portfolios; (ii) real estate- related assets privatized by governmental agencies or disposed of by institutional sources; (iii) real estate-related assets imbedded in complex capital structures or bankruptcies; and (iv) opportunistic financings. The Trust has a policy of investing at least 25% of its capital in assets in the real estate and real estate financial products industry, including mortgage loans and other Real Estate-Related Assets.

            Section 1.3 Definitions. Wherever they are used herein, terms defined throughout this Declaration shall have the respective meanings ascribed thereto herein, and the following terms shall have the following respective meanings:

                  (a) "Affiliate" means any Affiliate as defined in the Rules adopted pursuant to Section 12 of the Securities Exchange Act of 1934, as amended from time to time.

                  (b) The terms "Affiliated Person" and "Interested Person" have the meanings given them in the 1940 Act.

                  (c)   "Board" means the Board of Trustees of the Trust.

                  (d) "Business Day" means any day other than a Saturday, Sunday and any day on which banks in the City of New York or the New York Stock Exchange is required or permitted by law to close.

                  (e) "By-Laws" means the By-Laws referred to in Section
3.9 hereof, as from time to time amended.

                  (f) "Capital Calls" means such calls for payment of the unpaid amounts of a Shareholder's Capital Commitment as the Trust may issue from time to time in accordance with this Declaration.

                  (g) "Capital Commitments" means the aggregate amount of funds committed to the Trust pursuant to subscription agreements between the Trust and each Shareholder.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended.

                  (i)   "Commission" means the Securities and Exchange
Commission.

                  (j) "Commitment Period" means the period during which funds may be drawn down for Investments subject to expiration pursuant to
Section 5.5 herein.

                  (k) "Custodian" means any person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

                  (l) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

                  (m) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts" as amended from time to time.

                  (n) "Existing Trust Declaration" has the meaning ascribed thereto in the Recitals hereof.

                  (o)   "FCF" means Fortress Capital Finance LLC.

                  (p)   "FIG" means Fortress Investment Group LLC.

                  (q) "Final Closing" means the final closing of the Trust in accordance herewith in connection with which the initial Shareholder obligates itself to make capital contributions to the Trust in addition to those pursuant to the subscription agreement executed by such Shareholder on the date hereof.

                  (r)   "Fortress" means Fortress Partners, L.P.

                  (s) "Hedging" means the utilization of Treasury, mortgage, Eurodollar and currency futures and options (on cash and futures) and interest rate, currency and mortgage swaps, caps and floors and other financial instruments, provided that the Trust may utilize these instruments solely for the purposes of hedging the investment risks of individual securities (including mortgage loans) and of the portfolio as a whole and not for speculative purposes. "Hedge" shall have a correlative meaning, both as a noun and as a verb.

                  (t) "Independent Trustee" has the meaning ascribed thereto in Section 2.1.

                  (u) "Initial Closing" means the initial closing of the Trust, which occurred on December 23, 1999.

                  (v) "Investment Advisor" means FIG Advisors LLC, a Delaware limited liability company, and any permitted successor or assign thereto furnishing investment advisory services to the Trust.

                  (w) "Investment Advisory Agreement" means the Investment Advisory Agreement, dated the date of the Initial Closing, anticipated to be executed between the Trust and the Investment Advisor, in the form approved by the Trustees on the date hereof.

                  (x) "Investment Affiliate" means any Affiliate of the Trust, all or a portion of whose beneficial interests are owned by the Trust, including but not limited to FCF, which will engage primarily in the businesses of acquiring, pooling and repackaging performing commercial and residential mortgage loans as mortgage- backed securities in such assets and for sale in the capital markets, acquiring and working out distressed commercial and residential mortgage loans and similar or related investment activities with respect to mortgage loans, it being understood, however, that no such Affiliate of the Trust shall be restricted by virtue of this definition from investing in any Real Estate-Related Assets.

                  (y) "Investment in Progress" means any potential investment of the Trust, regardless of whether a Capital Call has been made in respect of such investment, if either a letter of intent or similar written agreement has been entered into on behalf of the Trust with respect to such investment.

                  (z) "Investor Trustee" means each Trustee who is not a partner, director, officer, or employee of the Investment Advisor, and who has been designated by a Shareholder Investor whose capital commitments to the Shareholder correspond to at least $50,000,000 of the Trust's aggregate Capital Commitments as specified in Section 2.1 hereof or any immediate or remote successor appointed or elected pursuant to Sections 2.2 and/or 2.3 hereof.

                  (aa) "Majority of the Independent Trustees" means 51% of the Independent Trustees who are qualified to vote on the matter in question.

                  (bb) "Majority of the Investor Trustees" means 51% of the Investor Trustees who are qualified to vote on the matter in question.

                  (cc)  "NAV" as defined in Section 6.1.

                  (dd) "Permitted Temporary Investments" means (a) United States government and agency obligations with maturities of not more than one (1) year and one (1) day from the date of acquisition, commercial paper with maturities of not more than six (6) months and one (1) day from the date of acquisition and having a rating assigned to such commercial paper by Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") or Moody's Investor Service, Inc. ("Moody's") (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized statistical rating organization in the United States of America) equal to one of the two highest commercial paper ratings assigned by such organization, it being understood that as of the date hereof such ratings by S&P are "P1" and "P2" and such ratings by Moody's are "Al" and "A2," and interest bearing deposits in dollars in United States banks with an unrestricted surplus of at least two hundred fifty million dollars ($250,000,000), maturing within one (1) year, and (b) obligations, instruments and deposits, of types which correspond to the types described in clause (a) forgoing, of issuers in jurisdictions other than the United States in which the Trust is pursuing portfolio investments.

                  (ee) "Person" means and includes individuals, corporations, partnerships, limited liability companies, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

                  (ff) "Primary Investment Criteria" means investment in the product types described in Appendix B attached hereto in a manner consistent with the investment strategy described in such Appendix B.

                  (gg)  "Quorum" means a majority of Trustees.

                  (hh) "Real Estate-Related Assets" means any of the following, whether denominated in U.S. dollars or in another currency, whether located in the United States or a foreign jurisdiction and howsoever interests therein may be acquired: (a) mortgage loans and non-mortgage receivables; (b) securities secured by or evidencing interests in assets described in clause (a); (c) fee or leasehold interests in real properties, whether improved or unimproved, whether commercial, residential or multifamily; (d) debt interests (whether secured or unsecured, recourse or non-recourse, senior or subordinated, convertible or otherwise), equity interests (whether preferred or common) and derivative interests in entities (whether in the form of partnerships, limited liability companies, trusts, corporations or otherwise) the assets of which consist primarily of assets described in clauses (a), (b) or (c) hereof, or in entities that otherwise have substantial assets of the type described in clauses (a), (b) or (c) hereof or in entities that provide services to or management in connection with any other asset included in this definition; (e) options, including without limitation, rights of first refusal, rights of first offer, and puts or calls with respect to in any of the foregoing; and (f) Hedges relating to any of the foregoing. For all purposes hereof, an interest in FCF is deemed to be a Real Estate-Related Asset.

                  (ii) "Residual" means a "residual interest" of a "real estate mortgage investment conduit", as such terms are defined in Sections 860D and 860G of the Code and the regulations issued pursuant thereto.

                  (jj)  "Shareholder" means a record owner of outstanding
Shares.

                  (kk) "Shareholder Investor" means an investor in Fortress Investment Fund LLC.

                  (ll) "Shares" means the units of beneficial interest in the Trust as described in Section 5.1 hereof, and includes fractions of Shares as well as whole Shares.

                  (mm) "Total Assets" means the value of the Trust's total assets determined in accordance with the Valuation Policies.

                  (nn) "Transfer Agent" means any reputable "transfer agent" (as defined in the Securities Exchange Act of 1934, as amended) selected by the initial Trustee, and any similarly qualified successor, assign or replacement thereto furnishing transfer agency services to the Trust.

                  (oo) "Trust" means Fortress Registered Investment Trust created hereby.

                  (pp) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

                  (qq) "Trustee" or "Trustees" means the person who has signed the Declaration as a trustee as described in the preamble hereto, so long as he shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly appointed or elected, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                  (rr) "Valuation Policies" mean the policies and guidelines approved from time to time by a majority of the Trustees and all of Investor Trustees.

                  (ss) "1940 Act" means the Investment Company Act of 1940, the Rules and Regulations thereunder and any order applicable to the Trust granted thereunder, in each case as amended from time no time.


                              ARTICLE II

                               TRUSTEES

            Section 2.1 Number of Trustees. Prior to the issuance of any Shares, the number of Trustees shall be one (1), and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, of whom, following the issuance of any Shares, at least 40% shall not be "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act (such a Trustee, an "Independent Trustee"); provided, however, that the number of Trustees shall in no event, following the issuance of any Shares, be less than five (5). No amendment may be made to Section 2.1 which would change any rights with respect to the number or existence of Trustees, except with the unanimous vote or consent of the Shareholders. If at any time a majority of Trustees are Affiliated Persons of the Investment Advisor, the Board shall in accordance with the other provisions hereof promptly appoint such number of Trustees as shall result in less than a majority of the Board being Affiliated Persons of the Investment Advisor. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of the decrease.

            The initial Trustee shall be Randal A. Nardone.

            Section 2.2 Election and Term of Office of Trustees. Each Shareholder shall have one vote for each Share held by it. Plurality voting shall govern the election of Trustees. Each Trustee elected or appointed to office shall hold office until his successor shall have been elected or appointed and shall have qualified or until his death; except that (a) any Trustee may resign his position (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed (provided that if the aggregate number of Trustees after such removal shall be less than the minimum number required by Section 2.1 hereof, his successor shall be appointed or, if so required, elected, as soon as possible) with cause, at any time by written instrument, signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired, who has become incapacitated by illness or injury, or who has become mentally incompetent may be retired by resolution by a majority of the other Trustees, specifying the date of his retirement; (d) any Trustee may be removed with or without cause at any meeting of Shareholders by a vote of seventy-five percent (75%) of the outstanding Shares; and (e) to the extent that the Investment Advisor ceases to serve as investment advisor to the Trust (other than by reason of replacement of such Investment Advisor by its own Affiliate), any Trustee may be removed who is an Affiliated Person of such removed Investment Advisor by written instrument, signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. As used in this Section 2.2, "cause" means (x) a Trustee's willful failure or refusal to perform reasonable duties specified by this Declaration and such failure or refusal continues for or is not otherwise cured within four weeks after written notice thereof is sent to the Trustee by the remaining Trustees of the Trust; provided, however, that if such failure is incurable within such time it shall have been material; (y) a Trustee's knowing violation of any applicable law or any action other than voting that results in material injury to the Trust; and (z) any breach (not covered by clauses (x) or (y) above) of any of the provisions of this Declaration if such breach is material and continues or is otherwise not cured within four weeks after written notice thereof is sent to the Trustee by the remaining Trustees of the Trust.

            Section 2.3 Vacancies among Trustees. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. Subject to the last sentence of this Section 2.3, whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or by election by the Shareholders entitled to vote therefor, or may leave such vacancy unfilled or may reduce the number of Trustees (provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by, and the composition of the Board of Trustees shall comply with the provisions of, Section 2.1 hereof). Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office or by election by the Shareholders entitled to vote. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. Anything herein to the contrary notwithstanding, in the event that a vacancy occurs in the Board of Trustees as a result of an Investor Trustee no longer serving as Trustee, such vacancy shall be filled by a Trustee designated by the Shareholder Investor who designated the vacating Investor Trustee; provided, however, that such designated replacement Trustee shall not have been previously removed pursuant to Section 2.2(b) or (d) hereof.

            Section 2.4 Effect of Vacancies. The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

            Section 2.5 Committees. (a) The Trustees may by resolution appoint committees consisting of less than the whole number (but not less than three) of Trustees then in office; provided, that each Investor Trustee shall be notified of the formation of such committee (if not present at the meeting when such committee is formed) and have the right, but not the obligation, to be a member of any such committee, which committees may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, to such extent as the Trustees, including all Investor Trustees, shall determine.

                  (b) The committees of the Trustees shall include a valuation committee, an audit committee and a compensation committee (the "Compensation Committee"). A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (whether in person or by telephone), provided that a quorum is present or without a meeting by written consent of all of the members. No committee can take any action that would circumvent any Board level voting requirements. Subject to the foregoing restrictions, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee, other than the Compensation Committee. Nothing herein shall be deemed to prevent the Board from appointing committees consisting in whole or in part of persons who are not trustees of the Trust; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Trust.

                  (c) The Compensation Committee shall consist of at least three members, at least one of which shall be an Independent Trustee (selected by the vote of a Majority of the Independent Trustees) and at least one of which shall be an Investor Trustee (selected by the vote of a Majority of the Investor Trustees) and a majority of the Trustees shall be a combination of Independent Trustees and Investor Trustees.

            Section 2.6 Delegation of Power. Any Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person the power to execute any registration statement or amendment hereto filed with the Commission or making any other government filing.

            The Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the extent such delegation is not prohibited by the 1940 Act.

            Section 2.7 Meetings. Meetings of the Trustees shall be held from time to time upon the call of a Chairman, if any, President, Secretary or Trustee. Regular meetings of the Trustees may be held at a time and place fixed by the By- Laws or by resolution of the Trustees. Notice of any in-person meetings of the Board or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than ten (10) nor more than ninety
(90) days before such meeting. Notice of any telephonic meetings of the Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than five (5) days before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration or as required by the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Trustees.

             Except as otherwise provided herein, for the purpose of any provision requiring a vote of all Investor Trustees, if an Investor Trustee is not present (in person or by telephone) at a meeting duly called or abstains due to a conflict, a vote of all Investor Trustees shall mean all but the Investor Trustee who is not present or so abstains. On each matter on which Trustees vote, each Trustee may give or withhold his vote as he deems appropriate in his sole discretion in exercise of his business judgment and fiduciary duties.

            Section 2.8 Officers. The Trustees shall annually elect one or more co-Chief Executive Officers, one or more co-Presidents, a Secretary and a Treasurer and may elect one or more co-Chairmen of the Board, a Vice Chairman of the Board, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Trustees may elect or appoint such other officers with such powers and duties as they shall deem necessary or proper. The Trustees may authorize a Chairman, if any, or President to appoint such other officers with such powers as the Trustees may deem to be advisable. A Chairman shall, and a President, Secretary and Treasurer may, but need not, be a Trustee.

                              ARTICLE III

                          POWERS OF TRUSTEES

            Section 3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have the power to conduct the activities of the Trust and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments and, subject to the other provisions of this Declaration, to do all such other things and execute all such instruments as the Trustees deem necessary, proper or desirable in order to promote the interests of the Trust whether or not such things are herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

      The enumeration of any specific power herein shall not be construed as limiting and/or restricting the aforesaid general powers of the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

            Section 3.2 Investments. (a) Subject to the other provisions of this Declaration, the Trustees shall have the power:

                              (i)   to operate as and carry on the
      business of an investment company, and exercise all of the powers necessary or appropriate to the conduct of such operations;

                              (ii)  to subscribe for, invest in, hold
      for investment, trade or reinvest in any type of asset constituting a Permitted Temporary Investment or Real Estate-Related Asset, investment in which (1) is made in furtherance of the Trust's investment objectives, and (2) does not result in the failure of the Trust either to qualify for registration as an investment company under the 1940 Act or to qualify as a "regulated investment company" as that term is defined in Section 851 of the Code;

                              (iii) to exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation protection, improvement and enhancement in value of all such securities and repurchase agreements;

                              (iv)  subject to the leverage limitations
      set forth herein and of the 1940 Act, to employ financial leverage, including reverse repurchase agreements and dollar rolls, on any of its investments and, on a short term basis, to borrow up to an additional 5% of its Total Assets for temporary purposes or otherwise obtain credit and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person (other than any Investment Affiliate if and to the extent prohibited by the 1940 Act);

                              (v)   subject to Sections 4.1 and 4.4, to
      aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees in their capacity as Trustees hereunder have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all other contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm
      (other than any Investment Affiliate if and to the extent prohibited by the 1940 Act); and

                              (vi)  to carry on any other business in
      connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, and to do every other act or thing incidental or appurtenant to or connected with the aforesaid purposes, objects or powers.

                  (b) The Trustees shall not be limited to investing in obligations maturing before the termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

                  (c) Notwithstanding anything to the contrary herein, the Trustees shall not have the power to subscribe for, invest in, hold for investment, or reinvest in Residuals.

                  (d) The Trust and the Investment Advisor will use their respective best efforts to ensure that the Trust qualifies each year and elects to be treated as a regulated investment company under Subchapter M of the Code.

                  (e) The Trust and the Investment Advisor will use their respective best efforts to ensure that the Trust at all times is an investment company for purposes of the 1940 Act and is duly registered as such under the 1940 Act.

                  (f) Notwithstanding Section 3.2(a), when considering investments, the Trust will take into consideration the general principles of diversification and prudent risk management in assessing, among other things, portfolio exposure to property types, borrowers and geographic regions, and term structure and other factors that may influence the liquidation value of the Trust's investments.

            Section 3.3 Certain Restrictions. Except upon approval by a majority of the outstanding Shares and a majority of Trustees, the Trust and FCF will not engage in any of the investment practices set forth in Appendix A hereto, except to the extent described in such Appendix A. Additionally, the Trust will not make any investment, or finance any investment or otherwise utilize financial leverage, or engage in any other action, to the extent that the result of doing so would be a violation of one or more of Section 2.4(a) - (s), Section 5.1(a), (b), (c) and (d),
Section 5.2(a), the first proviso of Section 5.2(b), 5.3, 6.13(a)(i), (iv),
(v) and (vi), and 6.13(b), (c), (d) and (e) of the Limited Liability Company Operating Agreement of Fortress Investment Fund LLC in effect on the date hereof (construing such sections as though fully set forth herein and applicable to the Trust, except that to the extent such sections govern the relationship between such company or its managing member, on the one hand, and the members thereof, on the other hand, such sections shall be construed as applicable to the relationship between the Trust and the Shareholder) for so long as such Person is a Shareholder.

            Section 3.4 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

            Section 3.5 Contracts with Service Providers. (a) The basic terms of material contracts, and material amendments thereto, with any Persons providing services of any nature to the Trust, any of its Investment Affiliates or any trustee of any mortgage backed securities issuance for which any of the Trust's Investment Affiliates act as depositor or issuer are subject to approval by a majority of the Trustees. For purposes hereof, the basic terms shall include, without limitation, any fees or fee formula, the identity of the applicable service provider, the term, indemnification provisions and, with respect to mortgage servicers, placement agents to the Shareholder and custodians, a description of the services proposed to be provided pursuant to such contract or amendment. Upon approval in the manner described hereinabove of the form and basic terms of a material contract or material amendment thereto, approval of the complete terms of such contract or amendment by the Trustees shall not be necessary except as required by the 1940 Act. No such contract or amendment shall be subject to approval by the Shareholders except as required by the 1940 Act.

                  (b) Subject to Section 3.11(a), any agreement of the character described in Section 3.5(a) may be entered into with any Person, although one or more of any Affiliated Person of the Trust or of any Investment Affiliate or any Affiliated Person of any such Affiliated Person may be an officer, partner, director, trustee, shareholder or holder of any other direct or indirect equity interest, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be disqualified from voting upon or executing any such contract; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom.

            Section 3.6 Issuance and Purchase of Securities. (a) Subject to Sections 3.6(b) and 5.4, the Trustees shall have the power to issue, sell, retire, cancel, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and other securities in accordance herewith and, subject to the provisions set forth in Articles V, VI and VII hereof, to apply to any such retirement or cancellation of Shares or other securities any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware governing business corporations.

                  (b) The Trustees shall have the power to purchase, redeem or acquire Shares only (i) in the case of a Shareholder who fails to pay a Capital Call in accordance with the terms of the Shareholder's subscription agreement, and (ii) in the event that the Trustees elect, at such time as may be applicable under the terms thereof, not to renew or otherwise terminate the Investment Advisory Agreement with the first Investment Advisor named herein (a "Redemption Trigger"), which power shall be enforced in a consistent and nondiscriminatory manner by the Trustees. Promptly, and in any event within fifteen (15) days, following the occurrence of a Redemption Trigger, the Trustees shall deliver to the Shareholder, in writing, an offer (a "Redemption Offer") to purchase from the Shareholder all or such portion of the Shares as the Shareholder elects at a price per Share equal to the NAV of the Trust Property on the date of closing the redemption purchase and sale, divided by the total number of Shares then issued and outstanding. Within thirty (30) days after its receipt of a Redemption Offer, the Shareholder shall deliver to the Trust, in writing, a notice (a "Response Notice") of the number of Shares, if any, which the Shareholder intends to sell to the Trust. The Trust and the Shareholder shall effect the closing of such redemption of the number of Shares specified in the Response Notice at the price per Share provided hereinabove, within sixty (60) days after the date of receipt by the Trust of the Response Notice. The transfer of Shares by the Shareholder to the Trust at such closing shall be made without representation or warranty other than the representation by the Shareholder that it is the holder of, and is authorized to transfer, the subject Shares and that such Shares are being transferred to the Trust free and clear of all liens and encumbrances.

            Section 3.7 Collection and Payment. The Trustees shall have the power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligation by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

            Section 3.8 Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees (other than with respect to Trustees who are Affiliated Persons of the Investment Advisor). The Trustees shall fix the compensation of all officers and Trustees. No Trustee or officer of the Trust who is a partner, director, officer or employee of, or is otherwise affiliated with, the Investment Advisor will receive compensation from the Trust.

            Section 3.9 Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present (whether in person or by telephone) at a meeting of Trustees, provided that a Quorum is present, including any meeting held by means of communications technology which enables all persons participating therein to hear each other, or by written consents of all the Trustees. Subject to the requirements of the 1940 Act, the Board, by affirmative vote of a majority thereof and of a Majority of Investor Trustees, shall have the exclusive right to amend, alter or repeal the By-Laws at any meeting of the Board, except any particular By-Law which is specified as not subject to alteration or repeal by the Board.

            Section 3.10 Miscellaneous Powers. Subject to the other provisions of this Declaration, the Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust, including, without limitation, the Investment Advisor pursuant to the Investment Advisory Agreement; (b) enter into joint ventures, partnerships and any other combinations or associations in furtherance of the Trust's investment objectives; (c) remove Trustees and elect and remove such officers as they consider appropriate, and appoint from their own number, and terminate, any one or more committees (except that the Compensation Committee may not be terminated) which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property its allocable share of premiums therefor, insurance policies insuring the Shareholders, Trustees, officers, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;
(e) to the extent permitted by Section 4.2, indemnify any person with whom the Trust has dealings, including the Investment Advisor, Transfer Agent, Custodian and selected dealers to such extent as the Trustees shall determine; (f) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (g) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

            Section 3.11 Interested Transactions. (a) Other than with respect to the Investment Advisory Agreement, which is separately addressed herein, and any subscription agreement for Shares, but subject in any event to any further restrictions under the 1940 Act, a Majority of the Investor Trustees and a Majority of the Independent Trustees must approve on behalf of the Trust and its downstream Affiliates any contract for goods or services with the Investment Advisor, any Shareholder or any of their respective Affiliates (collectively, "Related Parties") valued, alone or taken together as part of a series of contracts comprising in substance a single transaction, at more than one hundred thousand dollars ($100,000.00) and any transactions with Related Parties involving the purchase or sale of assets regardless of value. To the extent the Trust or its downstream Affiliates purchases assets from, or sells assets to, a Related Party, a Majority of the Investor Trustees and a Majority of the Independent Trustees must approve such transaction unless the role of the Related Party with respect to such assets is solely that of an investment originator acting at the direction of the Trustees, or, in the case of a sale to the Related Party, the transaction is necessary for the Company to comply with the limitations on its investments set forth in Section 3.3 and a Majority of the Investor Trustees and a Majority of the Independent Trustees have approved the economic terms of such sale, such approval not to be unreasonably withheld. Anything contained herein to the contrary notwithstanding, in no event shall the Shareholder be prohibited from providing a guaranty of any indebtedness of the Trust.

                  (b) Without in any way limiting or imposing further requirements with respect to Section 3.5(b) or 9.7, subject to compliance with the 1940 Act, no agreement or transaction between the Trust or any Investment Affiliate, on the one hand, and one or more of the Trustees or officers of the Trust, or any entity in or with respect to which any Trustee or officer of the Trust has any official position or financial interest shall be void or voidable solely for that reason or solely because such Trustee or officer attends or participates in the meeting of the Trustees or a committee of Trustees that authorizes such agreement or transaction, or solely because his attendance is counted toward a quorum of a committee or Quorum of the Board or his vote is counted toward such authorization, if, in the event an applicable Trustee or officer of the Trust has actual knowledge of the conflict contemplated by the foregoing:
(1) the material facts as to his relationship or interest and as to the agreement or transaction are disclosed to or known by the remaining Trustees or such committee, and the Trustees or such committee authorizes the agreement or transaction by the requisite vote required pursuant to this Declaration, excluding any Trustee subject to the foregoing provisions whose vote is counted toward such authorization even though the remaining Trustees are less than the otherwise required number; (2) such material facts are disclosed to or known by the Shareholders asked to vote on such agreement or transaction, and such agreement or transaction is specifically approved in good faith by the Shareholders entitled to vote; or (3) such agreement or transaction is fair to the Trust or such Investment Affiliate, as the case may be, at the time it is approved or ratified by the Trustees, or committee thereof or the Shareholders entitled to vote.


                              ARTICLE IV

                      LIMITATIONS OF LIABILITY OF
                   SHAREHOLDERS, TRUSTEES AND OTHERS

            Section 4.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the general corporation law of the State of Delaware. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with the Trust Property or the affairs of the Trust, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence (negligence in the case of those Trustees or officers or employees of the Investment Advisor or its Affiliates ("Affiliated Indemnitees")) or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 4.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein. Every written obligation, contract, instrument, certificate, share, or other security of FCF or any other Investment Affiliate or understanding made or issued by any partner, trustee, officer, employee or agent of FCF or any Investment Affiliate shall recite that any action that results in liability being incurred by FCF or other Investment Affiliate (including borrowing money) will, if and to the extent required by the 1940 Act, be nonrecourse to the Trust and its Shareholders.

            Section 4.2 Mandatory Indemnification. (a) The Trust hereby agrees to indemnify the Trustees and officers of the Trust (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this
Section 4.2 by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence (negligence in the case of Affiliated Indemnitees), or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the Trustees and a Majority of the Investor Trustees.

                  (b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (1) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of those Independent Trustees who are not parties to the proceeding ("Disinterested Non-Party Trustees") and a Majority of the Investor Trustees, that the indemnitee is entitled to indemnification hereunder, or (ii) if such quorum is not obtainable or even if obtainable, if such majorities so direct, independent legal counsel in a written opinion conclude that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

                  (c) The Trust shall advance payments for the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Trustees and a Majority of the Investor Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (1) the indemnitee shall provide adequate security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the Disinterested Non-Party Trustees and a Majority of the Investor Trustees, or if a majority vote of such quorum and a Majority of the Investor Trustees so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

                  (d) The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

                  (e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify other Persons providing services to the Trust or any of its Investment Affiliates to the full extent provided by law as if the Trust were a corporation organized under the general corporation law of the State of Delaware provided that such indemnification has been approved by a majority of the Trustees and a Majority of the Investor Trustees.

            Section 4.3 No Bond Required of Trustees. Subject to Section 4.2(c)(1), no Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

            Section 4.4 No Duty of Investigation, Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any agent or other Person dealing with the Trustees or any officer of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made the Trustees or by said officer or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of said officer. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or by any officer of the Trust shall recite that the same is executed or made by them not individually, but as Trustees under this Declaration or as an officer of the Trust, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees or Shareholders individually.

            Section 4.5 Reliance on Experts, etc. Each Trustee or officer of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or agents selected with reasonable care by the Trustees or officers of the Trust, regardless of whether such officer or agent may also be a Trustee.


                               ARTICLE V

                     SHARES OF BENEFICIAL INTEREST

            Section 5.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest with par value of $.01 per share. The number of shares of beneficial interest authorized hereunder is one million (1,000,000) shares, all of which shall be common shares ("Shares").

            The designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Shares are as set forth in this Declaration.

             Section 5.2 Rights of Shareholders. The ownership of the
Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer any assessment of any kind by virtue of their ownership of Shares if fully paid. The Shares shall be personal property given only the rights in this Declaration specifically set forth herein, the Delaware Act and any other applicable laws of the State of Delaware. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any class or series of Shares.

            Section 5.3 Trust Only. It is the intention of the Trustees to create only the relationship of trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners and members of a joint stock association.

            Section 5.4 Issuance of Shares. The Trustees may not, without consent of the Shareholders, issue Shares in addition to the then issued and outstanding Shares and Shares held in the treasury to Persons from whom the Trust has accepted, on or prior to the date hereof, binding agreements to subscribe for Shares. All issuances of Shares shall be in accordance with the terms of the relevant forms of subscription agreements, which shall have been approved by the Trustees. The maximum dollar amount of Capital Commitments for which subscription agreements may be accepted is one billion five hundred million dollars ($1,500,000,000.00). In connection with the issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. Contributions to the Trust may be accepted for whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

            Section 5.5 Capital Calls. The authority of the Trust to require any Shareholder to make capital contributions to the Trust pursuant to and in accordance with the terms and provisions of its subscription agreement shall expire on the third anniversary of the Final Closing, except (A) to the extent necessary to pay the Trust's expenses and obligations, including operating expenses (including, without limitation, operating expenses in connection with its investments and its Investment Affiliates) and the obligation to repay all principal, interest and other amounts, if any, owing, or which may become due, under any existing financing or credit facility to the Trust, (B) with respect to Capital Calls made prior to that date, and (C) with respect to follow-on investments in existing Trust investments up to an aggregate of fifteen percent (15%) of Capital Commitments. All such capital contributions required of the Shareholders will be made on a pro rata basis in proportion to each respective Shareholder's undrawn Capital Commitment to the Trust and, in any event, be subject to Section 5.11 hereof.

            Section 5.6 Register of Shares. A register or registers shall be kept at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer of the Trustees as shall keep the said register for entry thereon.

            Section 5.7 Transfer of Shares. (a) The Shares shall be transferable only with the prior written consent of the Trust which will not be unreasonably withheld. Without limiting the ability of the Trust to withhold consent to a transfer under other circumstances, the Trust shall withhold consent to a transfer of Shares if the Trust would be required to register such transfer or any class of its securities under the securities laws of any jurisdiction, if the transferee would disqualify the Trust from being eligible to pay performance fees under Rule 205-3 of the Investment Advisers Act of 1940, as amended, or in the absence of a written opinion of reputable counsel requested by the Trust to the effect that the transfer of Shares constitutes a private transaction exempt from registration under U.S. securities laws. Any amendment to this Section requires unanimous Trustee approval.

                  (b) The Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with any certificate or certificates (if issued) for such Shares and such certifications of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer of the Trust shall be affected by any notice of the proposed transfer.

                  (c) Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder or otherwise by operation of law shall, unless the transfer would be one to which the Trust would be required to withhold consent under the second sentence of Section 5.7(a), be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Transfer Agent; but until such record shall not be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

            Section 5.8 Notices. Unless otherwise provided herein, any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust. Such notice shall be effective on the fifth Business Day after it is so given or served.

            Section 5.9 Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 5.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

            Section 5.10 Distribution. The Trust shall be obligated to distribute, rather than reinvest, net proceeds from the sale or refinancing of, or income from, the Trust's securities and other investments realized after the end of the Commitment Period (determined without regard to Subsection 5.5(C) hereof); provided, however, that the Trust shall be permitted to invest such net proceeds in temporary investments otherwise permitted hereunder pending distribution thereof. The foregoing notwithstanding, the Trust shall distribute with respect to each taxable year (whether pursuant to a distribution of cash or other property or pursuant to a consent dividend as permitted by Section 565 of the Code) amounts sufficient to ensure that (a) the Trust is not subject to federal income tax pursuant to Section 852 of the Code and (b) the Trust is not subject to excise tax pursuant to Section 4982 of the Code.

            Section 5.11 Certain Restrictions on Capital Calls to the Shareholder. Should the Trust receive written notice from the initial Shareholder that a "Trigger Notification" (as defined in the operating company agreement of such Shareholder) has occurred and the date that is the related "Key Person Trigger Date" (as defined in the operating company agreement of such Shareholder), as of such Key Person Trigger Date the Trust shall be prohibited from entering into any new investment commitments and from making demands for additional Capital Contributions other than to fund Investments in Progress on such Key Person Trigger Date and liabilities of the Trust; provided, however, that the Trust may resume operations as though it had not received notice of such Trigger Notification in the event that such Shareholder subsequently notifies the Trust that the applicable Shareholder Investors have consented to the Shareholder's continued making of demands for capital contributions as though no Key Person Trigger Date had occurred.

            Section 5.12 Debt Instruments. Without limiting the powers of the Trustees hereunder, the Trust may issue any number of notes whose original principal balance, in the aggregate, does not exceed two hundred seventy-five thousand dollars ($275,000.00), each of which shall provide for payments prior to maturity of interest only at the annual rate of ten percent (10%), shall mature no later than the date of dissolution of the Trust and shall contain such other terms and conditions as are determined by the Trustees.

                              ARTICLE VI

                   DETERMINATION OF NET ASSET VALUE

            Section 6.1 Net Asset Value. The net asset value (the "NAV") of the Trust will be calculated quarterly as of each January 31, April 30, July 31 and October 31, in connection with each issuance of Shares by the Trust, as of each distribution declaration date (after giving effect to the relevant declaration), as of the first anniversary of the Trust's operations, as of the date on which the Trust terminates, and more frequently as determined by the Investment Advisor or a majority of the Trustees (each such date hereinafter referred to as an "NAV Determination Date"), in accordance with Valuation Policies and guidelines approved from time to time by a majority of the Trustees and a Majority of the Investor Trustees.


                              ARTICLE VII

                   LIMITED EXISTENCE; TERMINATION OF
                    TRUST; AMENDMENT; MERGERS, ETC.

            Section 7.1 Limited Existence. Unless terminated earlier, the Trust shall terminate on the eighth anniversary of the Final Closing, subject to no more than two separate one-year extensions approved by a majority of the Shareholders. The Trust will also terminate and promptly wind up their affairs upon a determination to do so by a vote of the holders of 75% of the Shares of the Trust.

            Section 7.2 Termination of Trust.  Upon the termination of the
Trust:

                  (a) The Trust shall carry on no business except for the purpose of winding up its affairs;

                  (b) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which (subject to Section 7.2(c)) may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business;

                  (c) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining Trust Property, in cash only among the Shareholders according to their respective rights; and

                  (d) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

            Section 7.3 Amendment Procedure. (a) Except as otherwise provided herein and except as otherwise required by law, this Declaration may be amended upon such terms and conditions authorized at any meeting of Shareholders called for that purpose by the affirmative vote of not less than two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting executed by Shareholders with respect to not less than two-thirds of such Shares. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust, to cure or correct any inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal securities laws regulations or the requirements of the regulated investment company provisions of the Code, but the Trustees shall not be liable for failing so to do.

                  (b) No amendment may be made which would change any rights with respect to any Shares by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the unanimous vote or consent of the holders of the Shares so affected. No amendment may be made to Section 9.6 of this Declaration without the prior written consent of FIG for so long as any Affiliate of FIG is the Advisor.

                  (c) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees or officers of the Trust or to permit assessment upon Shareholders in excess of the amounts set forth in their subscription agreements.

                  (d) No amendment may be made under this Section 7.3 which shall amend, alter, change or repeal any of the provisions of Sections 2.2(d), 3.3, 7.1, 7.2, 7.3, 7.4 or any other Shareholder voting requirements unless the amendment, alteration, change or repeal shall receive the affirmative vote or consent of not less than seventy-five percent (75%) of the Shares. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by this Declaration or by law, whether now or hereafter authorized.

                  (e) No amendment may be made under this Section 7.3 which shall amend, alter, change or repeal any voting requirement applicable to Investor Trustees, Independent Trustees or Trustees, unless the proposed amendment, alteration, change or repeal shall receive the affirmative approval in the form of a vote of all of the Investor Trustees and Independent Trustees (whether or not present) or a majority of the Trustees, as the case may be.

                  (f) No material amendment may be made to the Investment Advisory Agreement without the affirmative approval of a Majority of the Investor Trustees. An election not to renew the Investment Advisory Agreement shall be made in accordance with the provisions thereof and shall not be deemed to be an amendment thereto for purposes of the foregoing sentence.

            Section 7.4 Merger, Consolidation and Assets. The Trust may merge or consolidate with or into any other corporation, association, trust, partnership or other or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of not less than two-thirds of the Shares entitled to vote.


                             ARTICLE VIII

                             SHAREHOLDERS

            Section 8.1 Meetings of Shareholders. Annual meetings of the Shareholders shall not be required. A meeting of Shareholders may be called at any time by a majority of the Trustees and shall be called for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate: with respect to matters requiring voting by the Shareholders, not less than 20% of the outstanding Shares, such request specifying the purpose or purposes for which such meeting is to be called; or, in the case of a meeting for the purpose of voting on the question of removal of any Trustee or Trustees, upon written request of the Shareholders entitled to vote on the removal of such Trustee or Trustees holding in the aggregate not less than 10% of the outstanding Shares; or, in the case of a meeting for the purpose of voting on the question of removal of the independent public accountants of the Trust, upon written request of Shareholders, holding in the aggregate not less than 10% of the outstanding Shares. Any meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate and, in the case of any meeting called as a result of a Shareholder's written request, within sixty (60) days of such written request or such longer period as is approved by the Shareholders calling such meeting.

            Section 8.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration, By-Laws or resolution of the Trustees.

            Section 8.3 Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder entitled to vote thereat at his registered address, mailed at least ten
(10) Business Days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting, the Trustees may, without closing the transfer books, fix a date not more than 90 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

            Section 8.4 Quorum and Required Vote. The holders of a majority of outstanding Shares of the Trust entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of Shareholders of the Trust is being taken. Subject to any provision of the 1940 Act, this Declaration or (to the extent authorized) a resolution of the Trustees specifying a greater vote requirement for the transaction of any item of business at any meeting of Shareholders, the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter. Except as otherwise provided in this Declaration, each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions, not inconsistent with this Declaration, for Shareholder votes and meetings and related matters. If at any meeting of Shareholders, one or more of the Shareholders is not present in person or by proxy and has not indicated in writing that it chooses not to be present, the Trust shall adjourn such meeting for a period of two (2) Business Days for the purpose of determining whether such Shareholder desires to be present at such meeting and, if so, shall adjourn such meeting for a further period of ten (10) Business Days for the purpose of permitting such Shareholder to be present at such meeting.

            Section 8.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with a Secretary, or with such other officer of the Trust as a Secretary may direct, for verification prior to or simultaneously with the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. Any Shareholder beneficially owned by more than one Person may vote Shares, or fractions of Shares, in a manner which reflects such beneficial owners' intentions. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

            Section 8.6 Reports. The Trust will send to each of its Shareholders with respect to the Trust and the Trust's downstream Affiliates, including FCF: (i) annual reports with audited annual financial statements, (ii) semiannual reports with unaudited financial statements,
(iii) quarterly unaudited Portfolio Investment Summaries, each in the form of Appendix C attached hereto and made a part hereof, with respect to each investment held directly or indirectly by the Trust, and (iv) copies of all tax filings made by the Trust and the Trust's downstream Affiliates, including FCF. Any audited financial statements required under this Section
8.6 shall be prepared by a "Big 5" accounting firm.

            Section 8.7 Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon of the same proportion of Shares required for approval of such action at a meeting of Shareholders consent to the action in writing and the written consents are filed with the records of the meeting of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. The Trust shall promptly notify all Shareholders, including non-consenting Shareholders, of the results of any action so taken.


                              ARTICLE IX

                             MISCELLANEOUS

            Section 9.1 Filing. This Declaration and any amendment hereto shall be filed and recorded in such places as may be required under the laws of Delaware and may also be filed or recorded in such other places as the Trustees deem appropriate. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall upon filing with the Secretary of the State of Delaware or lodging with the permanent records of the Trust, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

            Section 9.2 Governing Law. This Declaration of Trust and the Trust created hereunder shall be governed by and construed and administered according to the Delaware Act and the other applicable laws of the State of Delaware. The Trust shall be of the type commonly called a Delaware business trust, and, subject to any limitations expressed herein, the Trust may exercise all powers or privileges which are ordinarily exercised by such a trust under Delaware law and the absence of a specific reference herein to any such power or privilege shall not imply that the Trust may not exercise such power or privilege.

            Section 9.3 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

            Section 9.4 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee herein certifying: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

            Section 9.5 Provisions in Conflict with Law or Regulations. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions are in conflict with the 1940 Act, the regulated investment company provisions of the Code, or any amendments or successor statute thereto, or with other applicable laws and regulations, the conflicting provision shall be deemed not to constitute and never to have constituted a part of the Declaration; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction such invalidity or unenforceability shall apply only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

            Section 9.6 Use of the Name "Fortress". Fortress has consented to the use by the Trust of the identifying word or name "Fortress" in the name of the Trust. Such consent is conditioned upon the employment of Fortress Advisors LLC as the Investment Advisor to the Trust. The name or identifying word "Fortress" may be used from time to time in other connections and for other purposes by Fortress, Fortress Investment Corp., Fortress Investment Group, LLC or their respective Affiliates. Fortress may require the Trust to cease using "Fortress" in the name of the Trust if the Trust ceases to employ, for any reason, Fortress Advisors LLC, any successor thereto or any Affiliate thereof as Investment Advisor of the Trust.

            Section 9.7 Transaction Origination and Other Fees. All transaction, advisory, break-up, director's, origination and other similar fees earned in connection with the Trust's investment activities will be property of the Trust.


                              Appendix A

                  Fundamental Investment Restrictions

The Trust's investment objective and the following investment restrictions are fundamental and cannot be changed without approval of a majority of the Trustees and all of the Investor Trustees and the approval of the holders of a majority of the Trust's Shares. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from changing market values will not be considered a deviation from policy. Subject to the foregoing, the Trust may not:

      (1) borrow money or issue senior securities except in compliance with the 1940 Act;

      (2) make loans of money or property to any Person, except as may be consistent with the Trust's investment objectives and policies;

      (3) underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities or the sale of its own Shares or securities of its subsidiaries the Trust may be deemed to be an underwriter;

      (4) purchase real estate or interests therein to the extent that as a result of such investments the Trust would not be (a) an investment company by virtue of Section 3(c)(5)(C) of the 1940 Act or (b) a regulated investment company under the Code;

      (5) purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Trust becoming subject to registration with the Commodity Futures Trading Commission as a commodity pool; or

      (6) invest in excess of 25% of its capital in assets in any industry other than the real estate and real estate financial products industry, including mortgage loans and other Real Estate-Related Assets of the types described herein, except that the Trust may invest without limit in securities backed by the credit of the United States of America or agencies or instrumentalities thereof.



                              Appendix B

                      Primary Investment Criteria

INVESTMENT STRATEGY

      Emphasize (i) identifying and acquiring undervalued assets; (ii) broad portfolio diversification by product type and geography; (iii) prudently leveraged capital structures; (iv) aligning with strategic partners who possess local, operational or asset- specific expertise and who typically will invest significant capital on a pari passu basis; and
(v) post-acquisition, intensively bringing to bear operational and financial management expertise to maximize cash flow, mitigate risks and enhance investment returns.

      IDENTIFYING AND ACQUIRING UNDERVALUED ASSETS

      Seek to acquire assets where the market value diverges from intrinsic value whether due to the: (i) credit quality of the obligors; (ii) complexity of the transaction; (iii) viability of the capital structure;
(iv) accuracy and availability of information; or (v) availability of appropriate informational and operating systems. Focus on investment opportunities where incremental value can be extracted through active post-acquisition management.

      BROAD PORTFOLIO DIVERSIFICATION

      Diversify portfolio broadly by both product type and geography to mitigate risk.

      PRUDENTLY LEVERAGED CAPITAL STRUCTURES

      Employ prudent leverage when capitalizing investments, consistent with the philosophy of maximizing returns while mitigating risks.

      ALIGNING WITH STRATEGIC PARTNERS

      As appropriate, align with strategic partners possessing local, operational or asset-specific expertise who typically will invest significant capital on a pari passu basis with the Trust. In addition, engage highly capable special servicers and other service providers (e.g., local property or asset management firms) when conducting due diligence or post-acquisition asset management.

PRODUCT TYPES

      Four product types: (i) distressed residential and commercial mortgage and real property portfolios; (ii) real estate-related assets privatized by governmental agencies or disposed of by institutional sources; (iii) real estate-related assets imbedded in complex capital structures or bankruptcies; and (iv) opportunistic financings.

      DISTRESSED RESIDENTIAL AND COMMERCIAL MORTGAGE AND REAL PROPERTY
      PORTFOLIOS

      Target acquiring portfolios of distressed, sub-performing and non-performing residential and commercial mortgage loans and related properties acquired in foreclosure or by deed in lieu of foreclosure in the United States and abroad.

      PRIVATIZATIONS AND INSTITUTIONAL DISPOSITIONS

      Target real estate-related assets liquidated through privatizations and institutional dispositions, in the United States and abroad.

      REAL ESTATE-RELATED ASSETS IMBEDDED IN COMPLEX CAPITAL STRUCTURES OR
       BANKRUPTCIES

      Target fundamentally sound real estate-related assets held by entities with complex or otherwise inefficient capital structures or which are the subject of bankruptcy proceedings, including, without limitation,
(i) inefficiently structured mortgage backed securities; (ii) illiquid interests in syndicated real estate limited partnerships; and (iii) capital constrained real estate investment trusts and finance companies.



      OPPORTUNISTIC FINANCING

      Seek to provide relatively short-term, secured loans to owners of real estate and/or mortgage portfolios.

      GEOGRAPHIC FOCUS

      Seek to diversify the Trust's portfolio of investments geographically and anticipate that the Trust, directly or indirectly, will make investments in a number of regions, including the United States, Canada, Western Europe and Japan.




                              Appendix C

                     Portfolio Investment Summary



------------------------------------------------------------------------------
FORTRESS PORTFOLIO SUMMARY
AS OF:
------------------------------------------------------------------------------
Seller                                         Program
Settlement Date                                Master Servicer
Collateral Description                         Special Servicer
------------------------------------------------------------------------------
Portfolio Strategy
------------------------------------------------------------------------------


ACQUISITION DATA (US$)                          CURRENT DATA (US$)
----------------------                          ------------------
CATEGORY      COUNT UPB   PRICE WAC   WAM
--------      ----- ---   ----- ---   ---
Performing
NonPerforming
REO
Total/Avgs

CURRENT CAPITAL STRUCTURE (US$)
-------------------------------

                                                CURRENT FINANCING TERMS (US$)
                                                -----------------------------
                                                Lender:
                                                Debt Amount:
                                                Index:
                                                Margin:
                                                Maturity:
                                                Origination Fee:

EQUITY (US$)                                    INCOME (US$)
------------                                    ------------
SINCE INCEPTION TO ___ _TOTAL FORTRESS          SINCE INCEPTION TO ___ _      TOTAL FORTRESS
                        ----- --------                                        ----- --------

BEGINNING EQUITY                                Total Interest Income

Capital contributions                           Total Interest Expense
Net Income                                      Net REO
Financing Proceeds                              Other Income
Net Distributions                               SSBT Sweep Income
                                                Less
Current Equity                                        Management Fees
                                                      Master Servicer
Net Unrealized Gain/(Loss)                            Special Servicer
Net Realized Gain/(Loss)                              Other

CURRENT EQUITY (NET OF HEDGE)                   Realized Gain/(Loss) on Real Estate
                                                Realized Gain/(Loss) on Loans

HISTORICAL ACTIVITY (US$)                       REALIZED NET INCOME

RESOLUTION  # ASSETS    UPB   NOMINAL PROFIT    RETURNS
----------  --------    ---   --------------    -------
                                                Income through __/__/__:
                                                Cash on cash return through __/__/__:
                                                Projected Lifetime Income:
                                                Projected Lifetime IRR:
                                                Projected Final cashflow month:



            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                 TRUSTEES:


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 /s/
                                 _____________________________________________





            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                 TRUSTEES:


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________





            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                 TRUSTEES:


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________





            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                 TRUSTEES:


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________





            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                 TRUSTEES:


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________





            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                 TRUSTEES:


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________





            IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

                                 TRUSTEES:


                                 /s/
                                 _____________________________________________


                                 /s/
                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


                                 _____________________________________________


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